Morgan Stanley Retail and Institutional Funds
Rule 10f-3 Transactions (purchase of securities by portfolio from an Underwriting Syndicate in which an Affiliate is a Member)1
"July 1, 2004 - December 31, 2004"

	     PARTICIPATING TRADE  PRICE     SHARES/PARPURCHASED Amount   %UW
UNDERWRITING (Portfolio's)  DATE  PERSHARE  AMOUNT   FROM      of Offer
				   (2)	     (000)               (000)
Dex Media Corp.
         MSUIF MidCap Growth7/21/04 19.00  14.2 MerrillLynch $53,061 0.027%

Schering Plough Inc.
         MSUIF Equity Inc  8/4/04  50.00      4 GoldmanSachs $25,000 0.016%

MGM Mirage
 Inc.   MSUIF High Yield   9/8/04 101.50    395  JPMorgan    $450,000 0.088%
        MS GlobalOpportBond9/8/04 101.50    20   JPMorgan	      0.004%
        MS High Yield Fund 9/8/04 101.50    560  JPMorgan             0.120%
        MS High Yield Sec  9/8/04 101.50    3105 JPMorgan	      0.690%
					    4080		      0.902%
Carters Inc.
        MSIF SmallCoGrowth 9/23/04 26.20   44.1 GoldmanSachs $7,554   0.584%
        MSUIF SmallCoGrowth9/23/04 26.20   1.2  GoldmanSachs          0.016%
					   45.3                       0.600%
Enterprise Products
      MSUIF Core PlusFixed9/23/04 99.91    125  Wachovia     $650,000 0.019%
  MSUIF Equity & Inc  9/23/04 99.91     20  Wachovia	   0.003%
					   145                        0.022%
Enterprise Products
	MSUIF Core PlusFixed9/23/04 99.72    260  Wachovia   $500,000 0.052%
	MSUIF Equity & Inc  9/23/04 99.72    40  Wachovia           0.008%
					     300		      0.060%

Thai Oil Public Company Limited
    MS Emerging Mkts    10/14/04 0.78   131.5 MerrLynchIntl$1,017,680 0.013%
    MSIF Emerging Mkts	10/14/04 0.78   443.4 MerrLynchIntl	      0.044%
    MSUIF Emerging Mkts 10/14/04 0.78   151.5 MerrLynchIntl           0.015%
    MS Asia Pacific     10/14/04 0.78   168.5 MerrLynchIntl           0.017%
					894.9                         0.089%

Sunstone Hotel Investors Inc.
    MSIF US Real Estate  10/20/04 17.00  109.5 MerrillLynch $21,295   0.510%
    MSUIF US Real Estate 10/20/04 17.00  103.6 MerrillLynch           0.486%
					 213.1                        0.996%

Calamos Asset Management
    MSIF Small Co Growth 10/27/04 18.00  99    MerrillLynch $20,000   0.495%
    MSIFT MId Cap Growth 10/27/04 18.00  112.6 MerrillLynch           0.563%
    MSUIF Mid Cap Growth 10/27/04 18.00  8.5   MerrillLynch           0.043%
    MSUIF Small Co Growth10/27/04 18.00  2.4   MerrillLynch           0.012%
                                         222.5                        1.113%

The Interpublic Group of Companies, Inc. Note 6.25% due 11/15/14
   MS Flexible Inc Trust 11/15/04 99.71   730  Citigroup    $350,000  0.209%
   MS Select Flexible    11/15/04 99.71   145  Citigroup              0.041%
   MS High Yield Secur   11/15/04 99.71	  3595 Citigroup              1.027%
   MS Global Opport Bond 11/15/04 99.71   135  Citigroup              0.039%
   MS High Yield Fund    11/15/04 99.71	  685  Citigroup              0.196%
   MSUIF High Yield      11/15/04 99.71   420  Citigroup              0.120%
					  5710                        1.632%

The Interpublic Group of Companies, Inc. Note 5% due 12/1/14
   MSIFT Balanced        11/15/04 99.87	 70    Citigroup    $250,000  0.028%
   MSIFT Core Plus Fixed 11/15/04 99.87  2005  Citigroup              0.802%
   MSUIF Core Plus Fixed 11/15/04 99.87  225   Citigroup              0.090%
                                         2300                         0.920%

Wisconsin Electric Power 3.50% due 12/07
  MSUIF Core Plus Fixed  11/17/04 99.98  120   Citigroup    $250,000  0.048%
  MSUIF Equity & Inc     11/17/04 99.98  45    Citigroup              0.018%
					 165                          0.066%

CIT Group
  MSUIF Equity & Inc     11/17/04 99.86  20   CreditSuisse  $400,000  0.005%
					      First Boston

Clorox Company
  MSIF CorePlusFixedInc  11/30/04 100.00 2290 Goldman Sachs $500,000  0.458%
  MSUIF CorePlusFixedInc 11/30/04 100.00 295  Goldman Sachs           0.059%
					 2585                         0.517%

Foundation Coal Holdings,Inc.
  MSIFT Small Cap Value	 12/8/04 22.00  46.5  Citigroup     $23,610    0.197%

Developers Diversified Realty
MSIF US Real Estate 	12/15/04 45.15 68.3 Stiefel,Nickolas&Co.$5,450 1.253%
MSUIF US Real Estate 	12/15/04 45.15 70.5 Stiefel,Nickolas&Co.       1.290%
				       138.8                           2.543%


Security		Underwriters
Dex Media Corp.		Bank of America Securities LLC
			Citigroup
			Credit Suisse First Boston
			Deutsche Bank Securities
			Goldman Sachs & Co.
			JPMorgan
			Lehman Brothers
			Merrill Lynch & Co.
			Morgan Stanley
			Wachovia Securities

Schering Plough Corp.	BNP Paribas
			BNY Capital Markets, Inc.
			Citigroup
			Credit Suisse First Boston
			Goldman Sachs & Co.
			ING Financial Markets
			Mellon Financial Markets, LLC
			Morgan Stanley
			The Williams Capital Group LP

MGM Mirage, Inc.	Banc of America Securities LLC
			Barclays Capital
			BNP Paribas
			Citigroup
			Commerzbank Securities
			Daiwa Securities SMBC Europe
			Deutsche Bank Securities
			JPMorgan
			Morgan Stanley
			Piper Jaffray & Co.
			RBS Greenwich Capital
			Scotia Capital
			SG Corporate & Investment Banking
			Wachovia Securities
			Wells Fargo Securities LLC

Carters, Inc.

Enterprise Products
			Banc of America Securities LLC
			Barclays Capital
			BNP Paribas
			Citigroup
			Harris Nesbitt
			HVB Capital Markets, Inc.
			JPMorgan
			Lehman Brothers
			Mitsubishi Securities
			Mizuho International plc
			Morgan Stanley
			RBC Capital Markets
			Scotia Capital
			SunTrust Robinson Humphrey
			UBS Investment Bank
			Wachovia Securities

Thai Oil Company Ltd.
			ABN Amro Rothschild
			JPMorgan
			Merrill Lynch International
			Morgan Stanley

Sunstone Hotel Investors Inc.
			A.G. Edwards
			Bear, Stearns & Co. Inc.
			Calyon Securities (USA) Inc.
			Citigroup
			Deutsche Bank Securities
			Merrill Lynch & Co.
			Morgan Stanley
			UBS Investment Bank

Calamos Asset Management
			Citigroup
			Goldman Sachs & Co.
			Merrill Lynch & Co.
			UBS Investment Bank

The Interpublic Group of Companies, Inc.
			JPMorgan
			Citigroup
			UBS Investment Bank
			Morgan Stanley
			HSBC
			Calyon Securities (USA) Inc.
			SunTrust Robinson Humphrey
			KeyBanc Capital Markets

Wisconsin Electric Power Co.
			Citigroup
			Morgan Stanley
			Wachovia Securities

CIT Group
			BNP Paribas
			Citigroup
			Credit Suisse First Boston
			Goldman Sachs & Co.
			Wachovia Securities
			HSBC
			Morgan Stanley
			Merrill Lynch & Co.
			Bear, Stearns & Co. Inc.

Clorox Company

Developers Diversified Realty Corp.
			Morgan Stanley



(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted.

Morgan Stanley Closed End Institutional Funds ("MS")
Morgan Stanley Institutional Fund, Inc. ("MSIF")
Morgan Stanley Institutional Fund Trust ("MSIFT")
The Universal Institutional Funds, Inc. ("MSUIF")